UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

EXPEDITE 4, INC.
(Name of Registrant As Specified In Charter)
______________________________

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Expedite 4, Inc.
88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on June 2, 2010 (the “Record Date”), of shares of the common stock with voting power of Expedite 4, Inc., a Delaware corporation (the “Company”), that our Board of Directors and a majority shareholder of approximately 61.42% of our capital stock with voting power as of the Record Date have given written consent as of June 2, 2010, to approve the following:

To amend the Company’s Articles of Incorporation to change the Company’s name to “Southern China Livestock, Inc.”

These actions were approved on June 2, 2010, by our Board of Directors and a shareholder who holds a majority of our issued and outstanding voting securities.  We anticipate an effective date of July 8, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Delaware General Corporation Law (“DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the DGCL and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about June 18, 2010.

Please feel free to call us at +86 (701) 568-0890 should you have any questions on the enclosed Information Statement.

Date: June 18, 2010	For the Board of Directors of Expedite 4, Inc.

	By:	/s/ Luping Pan

Luping Pan
President, CEO and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Expedite 4, Inc.
88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China

INFORMATION STATEMENT
(Definitive)

June 18, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share, of Expedite 4, Inc., a Delaware Corporation (the “Company”), to notify such Stockholders that on or about June 2, 2010, the Company received written consents in lieu of a meeting of stockholders from a shareholder of 4,388,016 voting shares representing approximately 61.42% of the total voting stock of the Company to amend the Company’s Articles of Incorporation to change the Company’s name to “Southern China Livestock, Inc.” Accordingly, your consent is not required and is not being solicited in connection with the approval.

On June 2, 2010, the Board approved the above action.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Delaware, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.
OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the Record Date, the Company had 200,000,000 authorized common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 7,144,071 shares of common stock are issued and outstanding and no shares of preferred stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote on each matter which may come before a meeting of the shareholders.

The DGCL provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the DGCL, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 7,144,071 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting stockholder is the record and beneficial owner of a total of 4,388,016 shares of common stock, which represent approximately 61.42% of the total number of voting shares. The consenting stockholder voted in favor of the actions described herein in a written consent, dated June 2, 2010. No consideration was paid for the consent. The consenting stockholder’ name, affiliation with the Company and beneficial holding are as follows:

Voting Shareholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares

Liqiang Song	None	4,388,016	61.42%
Total		4,388,016	61.42%

ACTION: TO CHANGE THE COMPANY’S NAME TO
“SOUTHERN CHINA LIVESTOCK, INC.”

On March 29, 2010, the Company and its stockholders entered into a Share Exchange Agreement (the “Exchange Agreement”) with Southern China Livestock International, Inc., a Nevada corporation (“SCLI”), and the shareholders of SCLI (the “SCLI Shareholders”).  Pursuant to the Exchange Agreement, the Company acquired all of the outstanding shares (the “Interests”) of SCLI from the SCLI Shareholders; and the SCLI Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the SCLI Shareholders, their designees or assigns, 5,623,578 shares or 99.97% of our common stock issued and outstanding after the closing of the Exchange Agreement (the “Share Exchange”) and before the private placement. Therefore, SCLI became a wholly owned subsidiary of the Company and SCLI’s business became our main business operations.

SCLI operates its business through its wholly owned subsidiary in the PRC, Jiangxi Yingtan Huaxin Livestock Co., Ltd. (“Jiangxi Huaxin”), which was established in 2005 under the laws of the PRC. Jiangxi Huaxin currently operates 7 subsidiaries with 19 breeding farms and owns approximately 90,000 hogs in the aggregate. The headquarters of Jiangxi Huaxin is located in southwest China in Yingtan City, Jiangxi province.  Jiangxi Huaxin’s hog breeding farms are located throughout Jiangxi province, and we believe that Jiangxi Huaxin is the largest hog breeder in Jiangxi province.

Following the Share Exchange, on June 2, 2010, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to change our name to “Southern China Livestock, Inc.” to more accurately reflect our business operations as described above and in the current report on Form 8-K filed on April 1, 2010. The majority stockholder approved the Restated Articles pursuant to a written consent dated as of June 2, 2010.

We intend to file the Restated Articles with the Secretary of the State of Delaware promptly after the twentieth day after the date this Information Statement has been mailed to our stockholders. With the approval of our majority stockholder, the Restated Articles will become effective upon filing with the Secretary of State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on June 2, 2010 for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)(2)	Title	Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned (3)

Directors and Executive Officers

Dengfu Xu (4)(5)	Chairman of the Board of Directors	1,075,206	15.05%

Luping Pan (4)(5)	President, Chief Executive Officer, Secretary, and Director	726,589	10.17%

Xin Zhao (5)	Directors	0	0

Shu Kaneko (5)	Chief Financial Officer and Director	0	0

Officers and Directors as a Group (a total of 4 persons)		1,801,795	25.22%

5% Owners

Liqiang Song (4)(5)(6)		4,388,016	61.42%

 ___________________

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)	Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)
Applicable percentage of ownership is based on 7,144,071 shares of common stock outstanding as of the date hereof together with securities exercisable or convertible into common stock within sixty (60) days as of the date hereof for each stockholder.

(4)
On February 10, 2010, Liqiang Song entered into earn-in agreements with ten (10) individuals pursuant to which these individuals have the right to exercise their call rights for a total of 4,386,408 shares subject to the fulfillment of certain conditions.

(5)
The Company’s principal shareholder and management have agreed that, without the prior written consent of investors in the private placement that closed on May 6, 2010, they will not, offer, pledge, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock during the period beginning on March 29, 2010 for a period of eighteen (18) months.

(6)	Liqiang Song was issued 4,388,016 shares pursuant to the Exchange Agreement at the closing of the Share Exchange.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Delaware General Corporation Law, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 8, 2010.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 2, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about June 18, 2010 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: June 18, 2010	For the Board of Directors of Expedite 4, Inc.

	By:	/s/ Luping Pan

Luping Pan
President, CEO and Director